Exhibit 99.1

Pinkie Mayfield Elected to DXC Technology Board of Directors

ASHBURN, Va., July 26, 2023 – DXC Technology (NYSE: DXC) announced today that Pinkie Dent Mayfield has been elected to the Board of Directors. Ms. Mayfield will serve on the Nominating/Corporate Governance Committee of the Board.

“We are pleased to announce Pinkie’s election to the DXC Board,” said Mike Salvino, DXC chairman, president and CEO. “She is a seasoned leader with broad experience across numerous executive roles. The Board and the management team are looking forward to working with her and benefitting from her expertise and insights as the Company continues to evolve.”

“Since August of 2020, we have appointed eight new Board members to DXC, adding depth to the Board’s skills in areas such as finance, IT and talent management while bringing new skills to the Board in ESG, policy and communications,” said Raul Fernandez, chair of the Board’s Nominating/Corporate Governance Committee. “We have also improved the diversity of DXC’s Board in a myriad of ways. With 64% of the Board identifying as diverse, the Company will continue to benefit from the broad and fresh perspectives along with the deep and abiding experience these individuals bring as Directors.”

Ms. Mayfield is the Chief Communications Officer and Vice President of Corporate Affairs at Graham Holdings Company (formerly The Washington Post Company), a diversified conglomerate whose principal operations include education and media. In her current role since 2015, Ms. Mayfield is responsible for corporate affairs, public relations, communications and strategic initiatives. Since joining Graham Holdings in 1998, she has held several executive leadership positions. Prior to joining Graham Holdings, Ms. Mayfield was a Vice President and Trust Officer at NationsBank (now Bank of America) in the Investment Services Division. A director of Founders Bank, a Washington D.C.-based community bank, she has chaired the audit committee since joining the board in 2020. Ms. Mayfield also currently serves as a member of the board of directors of Ready Capital Corporation and as the treasurer of the board of directors of the District of Columbia College Access Program and a trustee of the Philip L. Graham Fund. Ms. Mayfield graduated magna cum laude with a B.A. in business administration from Trinity Washington University and earned an M.B.A. from the University of Maryland University College.

About DXC Technology

DXC Technology (NYSE: DXC) helps global companies run their mission-critical systems and operations while modernizing IT, optimizing data architectures, and ensuring security and scalability across public, private and hybrid clouds. The world’s largest companies and public sector organizations trust DXC to deploy services to drive new levels of performance, competitiveness, and customer experience across their IT estates. Learn more about how we deliver excellence for our customers and colleagues at DXC.com.

Forward-Looking Statements

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. For a written description of these factors, see the section titled “Risk Factors” in DXC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023, and any updating information in subsequent SEC filings. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this report or to reflect the occurrence of unanticipated events except as required by law.

Contact:

John Sweeney, CFA, Head of Investor Relations, +1-980-315-3665, john.sweeney@dxc.com

Sean B. Pasternak, Corporate Media Relations, +1-647-975-7326, sean.pasternak@dxc.com
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